                                                                  EXHIBIT 99.J



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A) (No. 2-75526) of Delaware Group Limited-Term Government Funds of our report dated February 4, 2000, included in the 1999 Annual Report to shareholders.

                                                        /s/ Ernst & Young LLP
                                                        ------------------------
                                                            Ernst & Young LLP


Philadelphia, Pennsylvania
February 23, 2000

                         Report of Independent Auditors



To the Shareholders and Board of Trustees
Delaware Group Limited-Term Government Funds - Delaware Limited-Term Government
   Fund

We have audited the accompanying statement of net assets of Delaware Limited-Term Government Fund (the "Fund") as of December 31, 1999, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Limited-Term Government Fund at December 31, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP
                                                      --------------------------
                                                         Ernst & Young LLP

Philadelphia, Pennsylvania
February 4, 2000